UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2025

Rithm Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-35777		45-3449660
(Commission File Number)		(IRS Employer Identification No.)

799 Broadway New York New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 850-7770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	RITM	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR C	New York Stock Exchange
7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock	RITM PR D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2025, Rithm Capital Corp. (the “Company”) closed its previously announced private offering of $500 million aggregate principal amount of 8.000% senior unsecured notes due 2030 (the “2030 Senior Notes”). The 2030 Senior Notes were issued pursuant to an indenture, dated as of June 20, 2025 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Company is filing the Indenture and the form of the 2030 Senior Notes as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

The 2030 Senior Notes are senior unsecured obligations of the Company and rank equal in right of payment with all existing and future senior unsecured indebtedness of the Company and senior in right of payment to all of the existing and future subordinated indebtedness of the Company. The 2030 Senior Notes are effectively subordinated to all existing and future secured obligations of the Company to the extent of the value of the assets securing such obligations, and are structurally subordinated to the liabilities and preferred stock of each subsidiary of the Company that does not guarantee the 2030 Senior Notes. The 2030 Senior Notes are not guaranteed initially by any of the Company’s subsidiaries or any third party.

The 2030 Senior Notes will bear interest at a rate of 8.000% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2026, to persons who are registered holders of the 2030 Senior Notes on the immediately preceding January 1 and July 1, respectively.

Among other things, the Indenture limits the ability of the Company and its restricted subsidiaries to incur certain indebtedness (subject to various exceptions of Permitted Indebtedness (as defined in the Indenture)), requires that the Company maintain Total Unencumbered Assets (as defined in the Indenture) of not less than 120% of the aggregate principal amount of the outstanding Unsecured Indebtedness (as defined in the Indenture) of the Company and its subsidiaries and imposes certain requirements in order for the Company to merge or consolidate with or transfer all or substantially all of its assets to another person, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control or Mortgage Business Triggering Event (each as defined in the Indenture), each holder of the 2030 Senior Notes will have the right to require the Company to repurchase all or any part of that holder’s 2030 Senior Notes at a purchase price of 101% of the principal amount of the 2030 Senior Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of such repurchase.

The 2030 Senior Notes will mature on July 15, 2030. Prior to July 15, 2027, the Company may redeem some or all of the 2030 Senior Notes at a redemption price equal to 100% of the principal amount of the 2030 Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, plus a “make-whole” premium. On or after July 15, 2027, the Company may redeem some or all of the 2030 Senior Notes at any time at declining redemption prices (in each case expressed as a percentage of the principal amount on the redemption date) equal to (i) 104.000% beginning on July 15, 2027, (ii) 102.000% beginning on July 15, 2028 and (iii) 100.000% beginning on July 15, 2029 and thereafter, plus, in each case, accrued and unpaid interest, if any, to, but not including, the applicable redemption date. In addition, at any time on or prior to July 15, 2027, the Company may redeem up to 40% of the aggregate principal amount of the 2030 Senior Notes using net proceeds from certain equity offerings at a redemption price equal to 108.000% of the principal amount of the 2030 Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

The foregoing descriptions of the Indenture and the 2030 Senior Notes do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full texts of the Indenture and the form of the 2030 Senior Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

The 2030 Senior Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company intends to use a portion of the net proceeds from this offering to redeem its outstanding 2025 Notes (defined below), with the remainder of the net proceeds to be used for general corporate purposes, which may include the repayment of other indebtedness.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On June 17, 2025, the Company issued a notice of redemption for its outstanding 6.250% Senior Unsecured Notes due 2025 (the “2025 Notes”) at a redemption price equal to 100.000% of the principal amount of the 2025 Notes redeemed, plus accrued and unpaid interest to, but not including, the date of redemption, on July 2, 2025.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and it does not constitute a notice of redemption with respect to any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

No.	Description

4.1	Indenture, dated June 20, 2025, between Rithm Capital Corp. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of Rithm Capital Corp.’s 8.000% senior unsecured notes due 2030 (included in Exhibit 4.1 hereto).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2025

Rithm Capital Corp.

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Chief Accounting Officer